Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”) dated as of the 14th day of October 2010, among DaVita Inc., a Delaware corporation (the “Company”), the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), amends and supplements (x) the Indenture dated as of March 22, 2005 among the Company, the Guarantors named therein, as guarantors (the “Guarantors”), and the Trustee (the “Original Indenture”) with respect to the Company’s 6 5/8% Senior Notes due 2013 (the “Notes”), as amended and supplemented by that certain First Supplemental Indenture dated as of October 5, 2005 among the Company, the Guarantors and the Trustee and that certain Second Supplemental Indenture dated as of February 9, 2007 among the Company, the Guarantors and the Trustee and (y) the Notes.

W I T N E S S E T H:

WHEREAS, $700,000,000 aggregate principal amount of the Notes are outstanding as of the date hereof and are guaranteed by the Guarantors;

WHEREAS, Section 9.02 of the Original Indenture provides that the Company and the Trustee may, with certain exceptions, amend the Original Indenture and the Notes with the written consent of the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding (the “Required Consents”);

WHEREAS, pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement dated October 1, 2010, the Company has solicited consents from Holders of the Notes to certain amendments (the “Amendments”) to the Original Indenture and the Notes, which are set forth in Section 2 of this Supplemental Indenture;

WHEREAS, the Company has received the Required Consents to the Amendments from Holders of the Notes;

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company and the Guarantors have been done;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of Notes, as follows:

Section 1 Defined Terms. All terms used in this Supplemental Indenture which are defined in the Original Indenture have the meanings assigned to them in the Original Indenture.

Section 2 Amendments. The following Sections of the Original Indenture and the Notes are hereby deleted in their entirety and replaced with “Intentionally Omitted.”:

Original Indenture

Existing Section Number	Caption

Section 4.03	Corporate Existence
Section 4.04	Payment of Taxes and Other Claims
Section 4.05	Gambro Healthcare Acquisition
Section 4.07	Suspension of Covenants
Section 4.08	Waiver of Stay, Extension of Usury Laws
Section 4.09	Change of Control
Section 4.10	Limitation on Indebtedness
Section 4.11	Limitation on Layering
Section 4.12	Limitation on Restricted Payments
Section 4.13	Limitation on Liens
Section 4.14	Limitation on Restrictions on Distributions from Restricted Subsidiaries
Section 4.15	Limitation on Sales of Assets and Subsidiary Stock
Section 4.16	Limitation in Affiliate Transactions
Section 4.17	Conduct of Business
Section 4.18	SEC Reports
Section 4.19	Future and Subsidiary Guarantors
Section 5.01	Merger and Consolidation
Section 6.01(3)	Events of Default
Section 6.01(4)	Events of Default
Section 6.01(5)	Events of Default
Section 6.01(6)	Events of Default
Section 6.01(8)	Events of Default

Notes

Existing Section Number	Caption

Note Section 9	Repurchase at Option of Holder
Note Section 14	Restrictive Covenants

For the avoidance of doubt, the Trustee shall have no responsibility under the Indenture to exercise any remedies with respect to any covenant referred to in Section 6.01(4) and Section 6.01(5) of the Original Indenture.

Notwithstanding the deletion of Section 5.01 of the Original Indenture, any person who acquires by sale, lease or conveyance substantially all of the assets of the Company shall as a condition to such sale, lease or conveyance expressly assume the due and punctual performance and observance of the Company’s obligations under Section 7.07 of the Original Indenture.

Section 3 Miscellaneous.

(a) This Supplemental Indenture shall be effective upon execution hereof by the Company, the Guarantors and the Trustee, but the Amendments to the Original Indenture as set forth in this Supplemental Indenture shall not become operative until the Officer’s Certificate set forth in Exhibit A hereto has been executed and delivered to the Trustee.

(b) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

(c) In case any one or more of the provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

(d) This Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of laws.

(e) Except as amended or supplemented by this Supplemental Indenture, the terms, conditions, covenants and agreements set forth in the Original Indenture shall continue in full force and effect.

(f) This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

(g) The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.

(h) Any and all references in the Indentures to the deleted sections or provisions referred to above will also be deleted in their entirety. Any provision contained in the Notes that relates to any provision of the Indentures deleted shall likewise be amended so that any such provision contained in the Notes will conform to and be consistent with any provision of the applicable Indenture as amended, as reflected in the changed pages of the Notes attached hereto as Exhibit B.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

DAVITA INC.

By:	/s/ Chet Mehta
	Name:	Chet Mehta
	Title:	Vice President, Finance

GUARANTORS

Astro, Hobby, West Mt. Renal Care Limited Partnership
Bay Area Dialysis Partnership
Beverly Hills Dialysis Partnership
Carroll County Dialysis Facility, Inc.
Continental Dialysis Center of Springfield-Fairfax, Inc.
Continental Dialysis Centers, Inc.
Dialysis Centers of Abilene, L.P.
DVA Healthcare of Pennsylvania, Inc.
DVA Healthcare of Maryland, Inc.
DVA Healthcare of Massachusetts, Inc.
DVA Healthcare Procurement Services, Inc.
DVA Healthcare Renal Care, Inc.
DVA Laboratory Services, Inc.
DVA of New York, Inc.
DVA Renal Healthcare, Inc.
DaVita Nephrology Associates of Utah, L.L.C.
DaVita – West, LLC
Dialysis Centers of Abilene, L.P.
Dialysis Holdings, Inc.
Dialysis Specialists of Dallas, Inc.
Downriver Centers, Inc.
East End Dialysis Center, Inc.
Eastmont Dialysis Partnership
Elberton Dialysis Facility, Inc.
Flamingo Park Kidney Center, Inc.
Freehold Artificial Kidney Center, LLC
Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership
Kidney Care Services, LLC
Lincoln Park Dialysis Services, Inc.

Mason-Dixon Dialysis Facilities, Inc.
Mid-City New Orleans Dialysis Partnership, LLC
Nephrology Medial Associates of Georgia, LLC
Neptune Artificial Kidney Center, LLC
North Atlanta dialysis Center, LLC
Ontario Dialysis Center, LLC
Orange Dialysis, LLC
Pacific Coast Dialysis Center
Peninsula Dialysis Center, Inc.
Physicians Dialysis Acquisitions, Inc.
Physicians Dialysis Ventures, Inc.
Physicians Dialysis, Inc.
Renal Life Link, Inc.
Renal Treatment Centers – California, Inc.
Renal Treatment Centers – Hawaii, Inc.
Renal Treatment Centers – Illinois, Inc.
Renal Treatment Centers – Mid-Atlantic, Inc.
Renal Treatment Centers – Northeast, Inc.
Renal Treatment Centers – Southeast, LP
Renal Treatment Centers – West, Inc.
Renal Treatment Centers, Inc.
RTC – Texas Acquisition, Inc.
Sierra Rose Dialysis Center, LLC
South Shore Dialysis Center, L.P.
Southeast Florida Dialysis, LLC
Southwest Atlanta Dialysis Center, LLC
Total Acute Kidney Care, Inc.
Total Renal Care / Eaton Canyon Dialysis Center Partnership
Total Renal Care of Utah, L.L.C.
Total Renal Care Texas Limited Partnership
Total Renal Care, Inc.
Total Renal Care/Peralta Renal Center Partnership
Total Renal Care/Piedmont Dialysis Partnership
Total Renal Laboratories, Inc.
Total Renal Research, Inc.
TRC – Indiana, LLC
TRC of New York, Inc.
TRC West, Inc.
Tri-City Dialysis Center, Inc.
VillageHealth DM, LLC

By:	/s/ Chet Mehta
	Name:	Chet Mehta
	Title:	Vice President, Finance

DVA Healthcare Nephrology Partners, Inc.

By:	/s/ Dennis L. Kogod
	Name:	Dennis L. Kogod
	Title:	President, Treasurer, Secretary

Kidney Care Rx, Inc. (fka Total Renal Support Services, Inc)

By:	/s/ Josh Golomb
	Name:	Josh Golomb
	Title:	President

PDI Holdings, Inc.
RTC Holdings, Inc.
RTC TN, Inc.

By:	/s/ Steven I. Grieger
	Name:	Steven I. Grieger
	Title:	Treasurer

Open Access Sonography, Inc.

By:	/s/ Kim M. Rivera
	Name:	Kim M. Rivera
	Title:	Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
As Trustee

By:	/s/ Raymond Torres
	Name:	Raymond Torres
	Title:	Senior Associate

EXHIBIT A

OFFICERS’ CERTIFICATE

Reference is made to that certain Third Supplemental Indenture dated as of 14th day of October 2010 among DaVita Inc., a Delaware corporation (the “Company”), the Guarantors named therein, as guarantors (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), to the Indenture dated as of March 22, 2005 among the Company, the Guarantors, and the Trustee, as amended and supplemented by that certain First Supplemental Indenture dated as of October 5, 2005 among the Company, the Guarantors and the Trustee and that certain Second Supplemental Indenture dated as of February 9, 2007 among the Company, the Guarantors and the Trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase and Consent Solicitation Statement dated October 1, 2010 (the “Statement”) relating to the Company’s offer to purchase any and all of its 6 5/8% Senior Notes due 2013 (the “Notes”).

The undersigned hereby certify that all Notes validly tendered and not withdrawn pursuant to the Statement have been accepted and paid for pursuant to the terms of the Statement and the Amendments are operative as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, we have hereunto signed our names this          day of October 2010.

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT B

demption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

SECTION 8. Mandatory Redemption. For the avoidance of doubt, an offer to purchase pursuant to Section 9 hereof shall not be deemed a redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

SECTION 9. Intentionally Omitted.

SECTION 10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Reg-istrar and the Trustee may require a Holder, among other things, to furnish appropriate endorse-ments and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Company or the Registrar is not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

SECTION 11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

SECTION 12. Amendment, Supplement and Waiver. Subject to certain excep-tions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency in the Inden-ture, provide for uncertificated Notes in addition to certificated Notes, comply with any require-ments of the SEC in connection with the qualification of the Indenture under the TIA, or make any change that does not adversely affect the rights of any Holder of a Note.

SECTION 13. Defaults and Remedies. If a Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the forego-ing, in the case of a Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Company, all outstanding Notes will become due and pay-able without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, or the premium on, the Notes.

SECTION 14. Intentionally Omitted.

SECTION 15. No Recourse Against Others. No director, officer, employee, in-corporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guaran-tors’ Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liabil-ity. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 16. Note Guarantees. This Note will be entitled to the benefits of cer-tain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the In-denture for a statement of the respective rights, limitations of rights, duties and obligations there-under of the Guarantors, the Trustee and the Holders.

SECTION 17. Trustee Dealings with the Company. The Trustee under the In-denture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

SECTION 18. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by